UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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Outset Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 21, 2021, Outset Medical, Inc. (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) relating to the solicitation of proxies by the Company in connection with its 2021 Annual Meeting of Stockholders to be held on June 3, 2021 (the “Annual Meeting”). The Notice of the Annual Meeting, the Proxy Statement and the Company’s 2020 annual report on Form 10-K are available at https://investors.outsetmedical.com/financial-information/annual-reports, as well as at www.proxyvote.com and also are available on the website maintained by the Securities and Exchange Commission at www.sec.gov. Subsequent to the filing of the Proxy Statement, on May 24, 2021, the Company filed a Current Report on Form 8-K announcing an increase in the size of the Board of Directors and the appointment of a new class III director to fill the resulting vacancy (the “Form 8-K”). The information included in the Form 8-K should be read in conjunction with the Proxy Statement, which should be read in its entirety. The Form 8-K supplements certain of the information contained in the Proxy Statement.

Set forth below is the full text of the Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”) determined to increase the size of the Board from six (6) directors to seven (7) directors and appointed Catherine Szyman as a new member of the Board and as a member of the Compensation Committee of the Board, with such appointment to be effective immediately. Ms. Szyman’s term of office as a class III director will expire at the Company’s 2023 annual meeting of stockholders or until her successor has been elected and qualified or her earlier death, resignation or removal. The Board has determined that Ms. Szyman is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the Nasdaq stock market.

Ms. Szyman, age 54, has served as Corporate Vice President of Critical Care at Edwards Lifesciences Corporation, a global medical technology company, since January 2015, and on the board of directors of Inari Medical, Inc., a medical device company, since November 2019.  She also currently serves on the board of directors of Endotronix, a private medical device company, on the board of directors of the American Heart Association of Orange County, and on the board of governors at Opus College of Business at the University of St. Thomas.  Ms. Szyman worked at Medtronic from August 1991 to December 2014 in various leadership roles, including Senior Vice President and President of Global Diabetes, Senior Vice President of Corporate Strategy and Business Development, Vice President and General Manager for the endovascular business and Vice President of Finance for the vascular business.  Ms. Szyman holds a B.A. from the University of St. Thomas and an M.B.A. from Harvard Business School.  The Board believes that Ms. Szyman is qualified to serve on the Board because of her experience in leadership and management roles at medical technology companies as well as her experience as a board member in the medical technology industry.

Ms. Szyman will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation Policy” in the Company’s definitive proxy statement filed with the SEC on April 21, 2021.

There are no arrangements or understandings between Ms. Szyman and any other persons pursuant to which she was appointed as a director. Furthermore, there are no transactions in which Ms. Szyman has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On May 24, 2021, the Company issued a press release announcing the appointment of Ms. Szyman.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: May 24, 2021	By:	/s/ John Brottem
John Brottem
General Counsel

Exhibit 99.1

Outset Medical Appoints MedTech Executive

Katie Szyman to Board of Directors

SAN JOSE, Calif. – May 24, 2021 – Outset Medical, Inc. (Nasdaq: OM) (“Outset”), a medical technology company pioneering a first-of-its-kind device to reduce the cost and complexity of dialysis, today announced the appointment of Katie Szyman to its board of directors. Szyman, currently Corporate Vice President and General Manager of Critical Care at Edwards Lifesciences, brings more than 30 years of global medtech leadership experience. With a focus on driving sustainable, high-growth revenue, Szyman has introduced to market patient-focused innovations that also drive cost efficiencies for providers.

“Katie’s impressive track record of ushering medical device companies through market expansion and high growth is ideally suited to Outset,” said Outset Medical CEO Leslie Trigg. “Her commercial growth acumen both in the critical care and consumer diabetes space reflects our focus on transforming the dialysis experience for patients and providers in both the acute and home setting.”

In her current role at Edwards, Szyman is focused on new, innovative technologies and has grown the critical care business almost 50 percent to $800M within six years. Prior to that, Szyman served as Senior Vice President and President of Medtronic Diabetes. In her five years there, she successfully grew the global diabetes business unit more than 40 percent to $1.5B in revenue. Earlier in her Medtronic tenure, she drove the company’s endovascular business revenue by more than 300 percent to $250 million in four years. Szyman currently serves on the board of directors at Inari Medical (NASDAQ: NARI), the American Heart Association of Orange County, and on the board of governors at Opus College of Business at the University of St. Thomas. She previously served on the pre-IPO boards of Tornier and Inspire Medical Systems.

“I’ve spent most of my career focused on innovations around patient care and I’ve witnessed firsthand the impact medical technology can have on people’s lives,” said Szyman. “Outset is not only leading the charge when it comes to reimagining dialysis for both patients and providers, but also catalyzing change in the entire dialysis care delivery model. The company’s rapid growth and aspirational objectives are driving a shift in the market and my goal is to help accelerate that.”

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo™ Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Media Contact

Nicole Shannon

Director, Marketing Communications for Outset Medical

nshannon@outsetmedical.com